Exhibit 99.1

Accelerate Diagnostics Announces Proposed Public Offering of Common Stock

TUCSON, Ariz., May 8, 2017 (GLOBE NEWSWIRE) -- Accelerate Diagnostics, Inc. (Nasdaq: AXDX) today announced that it has commenced an underwritten public offering of 2,500,000 shares of its common stock. All of the shares are being offered by Accelerate Diagnostics. In addition, Accelerate Diagnostics expects to grant the underwriters of the offering a 30-day option to purchase up to an additional 375,000 shares of its common stock at the public offering price, less the underwriting discounts and commissions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Accelerate Diagnostics anticipates using the net proceeds from the offering for general corporate purposes and to fund commercialization efforts.

J.P. Morgan Securities LLC is acting as lead book-running manager for the offering. William Blair & Company, L.L.C. and Piper Jaffray & Co. are also acting as joint book-running managers. BTIG, LLC is acting as lead manager for the offering.

An automatic shelf registration statement relating to the shares was filed with the Securities and Exchange Commission on April 13, 2017 and became effective upon filing. The offering is being made solely by means of a prospectus. A copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; from William Blair & Company, L.L.C., Attention: Prospectus Department, 222 West Adams Street, Chicago, IL 60606, or by telephone at (800) 621-0687, or by email at prospectus@williamblair.com; or from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone at (800) 747-3924, or by email at prospectus@pjc.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. (Nasdaq:AXDX), is an in vitro diagnostics company dedicated to providing solutions for the global challenge of antibiotic resistance and healthcare-associated infections. The company’s Accelerate Pheno™ system and Accelerate PhenoTest™ BC kit were recently cleared by the FDA for antimicrobial susceptibility testing direct from positive blood culture samples. The solution leverages proprietary molecular identification methods and morphokinetic cellular analysis (MCA) to provide minimum inhibitory concentrations for a range of applicable antibiotics. The fully-automated system is designed to eliminate the lengthy culture and sample preparation steps required prior to antimicrobial susceptibility testing.

The “ACCELERATE DIAGNOSTICS” and “ACCELERATE PHENO” and “ACCELERATE PHENOTEST” logos and marks are trademarks or registered trademarks of Accelerate Diagnostics, Inc.

Exhibit 99.1

Forward-Looking Statements

Certain of the statements made in this press release are forward looking, such as those, among others, relating to Accelerate Diagnostics’ expectations regarding the completion, timing and size of the public offering, its expectations with respect to granting the underwriters a 30-day option to purchase additional shares and its anticipated use of net proceeds from the offering. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks and uncertainties related to completion of the public offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the public offering. More information about the risks and uncertainties faced by Accelerate Diagnostics is contained in the section captioned “Risk factors” in the preliminary prospectus supplement related to the public offering filed with the Securities and Exchange Commission. Accelerate Diagnostics disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors May Contact:

Laura Pierson, Accelerate Diagnostics, +1 520 365-3100, investors@axdx.com

Reporters May Contact:

Andrew Chasteen, Accelerate Diagnostics, +1 520 365-3100, achasteen@axdx.com